Exhibit 10.2

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS WARRANT NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Right to Purchase 2,350,000 shares of Common Stock of Comarco, Inc. (subject to adjustment as provided herein)

AMENDED AND RESTATED
COMMON STOCK PURCHASE WARRANT

No. 3	Issue Date: August 13, 2014

COMARCO, INC., a corporation incorporated under the laws of the State of California (together with any corporation which shall succeed or assume its obligations, the “Company”), hereby certifies that, for value received, BROADWOOD PARTNERS, L.P., with an address at c/o Broadwood Capital, Inc., 724 Fifth Avenue, 9th Floor, New York, New York 10019, or its successors, representatives and permitted assigns (collectively, “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company at any time after the Issue Date until 5:00 p.m. EST on July 27, 2020 (the “Expiration Date”), up to 2,350,000 fully paid and nonassessable shares (the “Shares”) of Common Stock (as defined herein) of the Company at a per share exercise price of Sixteen Cents (US$0.16). The aforedescribed exercise price per share, as adjusted from time to time as herein provided, is referred to herein as the “Exercise Price.” The number and character of Shares of Common Stock and the Exercise Price are subject to adjustment as provided herein. The Company may reduce the Exercise Price of this Warrant temporarily or permanently.

This Warrant amends, restates and supersedes in their entirety the following warrants: (i) Common Stock Purchase Warrant No. 1, dated July 27, 2012, issued by the Company to Broadwood to purchase 454,546 shares of Common Stock and (ii) Common Stock Purchase Warrant No. 2, dated July 27, 2012, issued by the Company to Broadwood to purchase 1,250,000 shares of Common Stock.

As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

(a)     “Common Stock” means (i) the Company’s common stock, $0.001 par value per share, and (ii) the shares of common stock issuable upon conversion or exchange of any Other Securities pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

(b)    “Other Securities” means any capital stock (other than Common Stock) and other securities of the Company or any other Person which Holder at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to the Common Stock of the Company, or which at any time shall be issuable or shall have been issued in exchange for, or in replacement of, Shares of Common Stock of the Company or Other Securities pursuant to Section 4 hereof or otherwise.

(c)     “Warrant Shares” means the Shares of Common Stock issuable upon exercise of this Warrant.

1.      Exercise of Warrant.

1.1.     Number of Shares Issuable Upon Exercise. From and after the Issue Date and through and including the Expiration Date, Holder shall be entitled to receive, upon exercise of this Warrant in whole in accordance with the terms of subsection 1.2 or upon exercise of this Warrant in part in accordance with subsection 1.3, shares of Common Stock of the Company, subject to adjustment pursuant to Section 4.

1.2.     Full Exercise. This Warrant may be exercised in full by Holder by delivering to the Company an original or facsimile copy of the form of exercise notice attached as Exhibit A hereto (the “Exercise Form”) duly executed by Holder and payment, in cash, wire transfer or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying the number of Shares of Common Stock for which this Warrant is then exercisable by the Exercise Price then in effect. The original Warrant is not required to be surrendered to the Company until it has been fully exercised.

1.3.     Partial Exercise. This Warrant may be exercised in part (but not for a fractional share) by Holder by delivering to the Company an Exercise Form in the manner and at the place provided in Section 1.2 hereof, except that the amount payable by Holder on such partial exercise shall be the amount obtained by multiplying (a) the number of whole Shares of Common Stock designated by Holder in the Exercise Form by (b) the Exercise Price then in effect. Upon the surrender of the original Warrant by Holder for any such partial exercise, the Company, at its sole expense, shall forthwith issue and deliver to, or upon the order of, Holder a new Warrant of like tenor, in the name of Holder or as Holder (upon payment by Holder of any applicable transfer taxes) may request in compliance with applicable securities laws, the whole number of Shares of Common Stock for which such Warrant may still be exercised.

1.4.     Fair Market Value. Fair Market Value of a Share of Common Stock as of a particular date (the “Determination Date”) shall mean:

(a)     If the Company’s Common Stock is traded on an exchange or on the NASDAQ Global Market, NASDAQ Global Select Market, NASDAQ Capital Market, the New York Stock Exchange or the NYSE Alternext, then the last reported sale price (as reported on Bloomberg L.P.) of Common Stock on the trading day immediately preceding the Determination Date;

(b)     If the Company’s Common Stock is not traded on an exchange or on the NASDAQ Global Market, NASDAQ Global Select Market, NASDAQ Capital Market, the New York Stock Exchange or the NYSE Alternext, but is traded on the Over-the-Counter Bulletin Board or in the over-the-counter market or Pink Sheets, then the last reported sale price (as reported on Bloomberg L.P.) of Common Stock on the trading day immediately preceding the Determination Date;

(c)     Except as provided in clause (d) below and Section 3.1 hereof, if the Company’s Common Stock is not publicly traded, then the Fair Market Value shall be as Holder and the Company agree, or in the absence of such an agreement, by arbitration in accordance with the rules then standing of the American Arbitration Association, before a single arbitrator to be chosen from a panel of persons qualified by education and training to pass on the matter to be decided; or

(d)     If the Determination Date is the date of a liquidation, dissolution or winding up, or any event deemed to be a liquidation, dissolution or winding up pursuant to the Company’s certificate of incorporation, then the Fair Market Value is equal to all such amounts to be payable per share to holders of the Company’s Common Stock pursuant to the certificate of incorporation in the event of such liquidation, dissolution or winding up, plus all other amounts to be payable per share in respect of the Common Stock in liquidation under the certificate of incorporation, assuming for the purposes of this clause (d) that all of the Shares of Common Stock then issuable upon exercise of all of the Warrants are outstanding at the Determination Date.

1.5.     Company Acknowledgment. The Company will, at the time of the exercise of the Warrant, upon the request of Holder, acknowledge in writing its continuing obligation to afford to Holder any rights to which Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant. If Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to Holder any such rights.

1.6.     Delivery of Stock Certificates, etc. on Exercise; Buy-In. (a) The Company agrees that, provided the full exercise price listed in the Exercise Form is received in accordance with Section 1.2 hereof, the Shares of Common Stock purchased upon exercise of this Warrant shall be deemed to be issued to Holder as the record owner of such Shares as of the close of business on the date on which the Exercise Form is delivered and payment made for such Shares. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within three (3) business days thereafter (“Warrant Share Delivery Date”), the Company, at its sole expense (including the payment by it of any applicable issue taxes), will cause to be issued in the name of and delivered to Holder, or as Holder (upon payment by Holder of any applicable transfer taxes) may direct in compliance with applicable securities laws, a certificate or certificates for the number of duly and validly issued, fully paid and non-assessable Shares of Common Stock or Other Securities to which Holder shall be entitled on such exercise, plus, in lieu of any fractional share to which Holder would otherwise be entitled, cash equal to such fraction multiplied by the then Fair Market Value of one full Share of Common Stock, together with any other capital stock or other securities or property (including cash, where applicable) to which Holder is entitled upon such exercise pursuant to Section 1 hereof or otherwise. The Company understands that a delay in the delivery of the Warrant Shares after the Warrant Share Delivery Date could result in economic loss to Holder. As compensation to Holder for such loss, the Company agrees to pay (as liquidated damages and not as a penalty) to Holder for any late issuance of Warrant Shares after exercise of this Warrant the proportionate amount of $25 per business day after the Warrant Share Delivery Date for each $10,000 amount of the Exercise Price for which this Warrant is exercised which are not timely delivered. The Company shall pay any payments incurred under this Section in immediately available funds upon demand. Notwithstanding the foregoing, and in addition to any other remedies which may be available to Holder, in the event that the Company fails for any reason to effect delivery of the Warrant Shares by the Warrant Share Delivery Date, Holder may, in its sole and absolute discretion, revoke all or part of Holder’s Warrant exercise by delivery of a notice to such effect to the Company, whereupon the Company and Holder shall each be restored to their respective positions immediately prior to the exercise of the relevant portion of this Warrant, except that the liquidated damages described above shall be payable through the date of notice of revocation or rescission is delivered to the Company.

(b)     In addition to any other rights available to the Holder, if the Company fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the shares issuable upon exercise of this Warrant pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the shares issuable upon exercise of this Warrant which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of shares issuable upon exercise of this Warrant that the Company was required to deliver to the Holder in connection with the exercise at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of shares issuable upon exercise of this Warrant for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise for shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing shares of Common Stock upon exercise of this Warrant as required pursuant to the terms hereof.

1.7.     Automatic Exercise.   In the event this Warrant is exercisable pursuant to the provisions of Section 2 hereof on a cashless basis as of the close of the last trading day on or before the Expiration Date, then this Warrant, to the extent not previously unexercised and subject to the limitation in Section 9 of this Warrant, shall be deemed to have been automatically exercised without the requirement of any notice or delivery of the Exercise Form, pursuant to the terms of Section 2 of this Warrant.  Such Expiration Date will be deemed the exercise date for purposes of determining the Warrant Share Delivery Date and similar terms hereof.

2.      Exercise.

2.1     Payment upon exercise may be made at the option of Holder in its absolute discretion either in (i) wire transfer payable to the order of the Company equal to the applicable aggregate Exercise Price, (ii) by delivery of Common Stock issuable upon exercise of the Warrants in accordance with Section (b) below, or (iii) by a combination of any of the foregoing methods, for the number of Common Stock specified in such form (as such exercise number shall be adjusted to reflect any adjustment in the total number of shares of Common Stock issuable to Holder per the terms of this Warrant) and Holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully-paid and non-assessable Shares of Common Stock (or Other Securities) determined as provided herein. Notwithstanding the immediately preceding sentence, payment upon exercise may be made in the manner described in Section 2.2 below commencing one year after the Issue Date, but only with respect to Warrant Shares not included for unrestricted public resale in an effective registration statement.

2.2     Subject to the provisions herein to the contrary, if the Fair Market Value of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being cancelled) by delivery of a properly endorsed Exercise Form delivered to the Company by any means described in Section 15 hereof, in which event the Company shall issue to Holder a number of shares of Common Stock computed using the following formula:

X=Y (A-B)

          A

Where    X=     the number of shares of Common Stock to be issued to Holder

Y=	the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation)

A=	Fair Market Value

B=	Exercise Price (as adjusted to the date of such calculation)

For purposes of Rule 144 promulgated under the 1933 Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction in the manner described above shall be deemed to have been acquired by Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued.

3.     Adjustment for Reorganization, Consolidation, Merger, etc.

3.1.     Fundamental Transaction. If, at any time while this Warrant is outstanding, a Fundamental Transaction (as defined herein) occurs, then, upon any subsequent exercise of this Warrant, Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of Holder in its sole and absolute discretion, (a) upon exercise of this Warrant, the number of Shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by Holder of the number of Shares of Common Stock for which this Warrant is exercisable immediately prior to such event or (b) if the Company is acquired in (1) a transaction where the consideration paid to holders of the Common Stock consists solely of cash, (2) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act or (3) a transaction involving a Person not traded on a national securities exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market, cash equal to the Black-Scholes Value. For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to Holder a new warrant consistent with the foregoing provisions and evidencing Holder’s right to exercise such warrant into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 3.1 and ensuring that this Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction. “Black-Scholes Value” shall be determined in accordance with the Black-Scholes Option Pricing Model obtained from the “OV” function on Bloomberg L.P. using (i) a price per share of Common Stock equal to the volume weighted average price (as determined by Bloomberg L.P.) (“VWAP”) of the Common Stock for the trading day immediately preceding the date of consummation of the applicable Fundamental Transaction, (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of the date of such request and (iii) an expected volatility equal to the 100 day volatility obtained from the HVT function on Bloomberg L.P. determined as of the trading day immediately following the public announcement of the applicable Fundamental Transaction.

(a)     A Fundamental Transaction is defined as the occurrence of any of the following (each, a “Fundamental Transaction”):

(i)     The Company effects any merger or consolidation of the Company with or into another entity where the other entity acquires more than 50% of the outstanding shares in one or a series of related transactions;

(ii)     The Company effects any sale or transfer of 40% in the aggregate, in one or a series of related transactions, of the properties and assets of the Company to another Person(s) in any rolling twelve (12) month period;

(iii)     any purchase, exchange or tender offer (whether by the Company or another entity) is completed pursuant to which holders of an aggregate of 50% or more of the outstanding Shares of Common Stock of the Company are permitted to tender or exchange their Shares for other securities (whether of the Company or another Person), cash or property;

(iv)     The Company consummates a stock purchase or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more persons whereby such other persons acquire more than the 50% of the outstanding Shares of Common Stock (not including any Shares of Common Stock held by such other persons making or party to, or associated or affiliated with, the other persons making or party to, such stock purchase or other business combination);

(v)     any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act), other than Elkhorn Partners Limited Partnership or its affiliates, is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, in one or a series of related transactions, of 50% or more of the aggregate Common Stock of the Company; or

(vi)     The Company effects any reclassification of the Common Stock or any share exchange pursuant to which more than 50% of the Common Stock of the Company is effectively converted into or exchanged for other securities (whether of the Company or another Person), cash or property. The foregoing provision shall similarly apply to successive Fundamental Transactions of a similar nature by any such successor or purchaser.

3.2     Continuation of Terms. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 3, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the Other Securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any Other Securities, including, in the case of any such transfer, the Person acquiring all or substantially all of the properties or assets of the Company, whether or not such Person shall have expressly assumed the terms of this Warrant as provided in Section 4 hereof.

4.     Extraordinary Events Regarding Common Stock. In the event that the Company shall (a) issue additional Shares of Common Stock as a dividend or other distribution on outstanding Common Stock, (b) subdivide its outstanding Shares of Common Stock or (c) combine its outstanding Shares of the Common Stock into a smaller number of Shares of Common Stock, then, in each such event, the Exercise Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Exercise Price by a fraction, the numerator of which shall be the number of Shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of Shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Exercise Price then in effect. The Exercise Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described in this Section 4. The number of Shares of Common Stock that Holder of this Warrant shall thereafter, on the exercise hereof, be entitled to receive shall be adjusted to a number determined by multiplying the number of Shares of Common Stock that would otherwise (but for the provisions of this Section 4) be issuable on such exercise by a fraction of which (a) the numerator is the Exercise Price that would otherwise (but for the provisions of this Section 4) be in effect, and (b) the denominator is the Exercise Price in effect on the date of such exercise.

5.      Certificate as to Adjustments. In each case of any adjustment or readjustment in the Shares of Common Stock (or Other Securities) issuable upon exercise of the Warrants, the Company, at its sole expense, shall promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of the Exercise Price and the number of Shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to Holder and any Warrant Agent of the Company that is appointed pursuant to Section 10 hereof.

6.      Reservation of Stock, etc. Issuable on Exercise of Warrant; Financial Statements.   The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrants, all Shares of Common Stock (or Other Securities) from time to time issuable upon the exercise of this Warrant. This Warrant entitles Holder, upon written request, to receive copies of all financial and other information distributed or required to be distributed to holders of the Company’s Common Stock.

7.      Assignment; Exchange of Warrant. Subject to compliance with applicable securities laws, this Warrant and the rights evidenced hereby may be transferred by any registered Holder (a “Transferor”). On the surrender for exchange of the original of this Warrant, with the Transferor’s endorsement in the form of Exhibit B attached hereto (the “Transferor Endorsement Form”), and together with an opinion of counsel reasonably satisfactory to the Company that the transfer of this Warrant will be in compliance with applicable securities laws, the Company will issue and deliver to or on the order of the Transferor thereof a new Warrant or Warrants of like tenor, in the name of the Transferor and/or the transferee(s) specified in such Transferor Endorsement Form (each a “Transferee”), calling in the aggregate on the face or faces thereof for the number of Shares of Common Stock called for on the face or faces of the Warrant so surrendered by the Transferor.

8.      Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

9.      [Reserved].

10.     Warrant Agent. The Company may, by written notice to Holder, appoint an agent (a “Warrant Agent”) for the purpose of issuing Common Stock (or Other Securities) on the exercise of this Warrant pursuant to Section 1 hereof, exchanging this Warrant pursuant to Section 7 hereof and replacing this Warrant pursuant to Section 8 hereof, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such Warrant Agent.

11.     Transfer on the Company’s Books. Until this Warrant is transferred on the books of the Company, the Company may treat the registered Holder as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

12.     Registration Rights.

12.1      Upon the request of the Holder (the “Request”), the Company shall prepare and, as soon as possible after the Request, but in no event later than the date that is forty-five (45) days after the Request, file with the SEC a registration statement on Form S-1 (the “Registration Statement”) registering the Warrant Shares. The Company shall use its best efforts to have the Registration Statement declared effective by the SEC as soon as possible, but in no event later than one hundred and fifty (150) days from the date of the Request. The Company shall pay fifty percent (50%) of all costs and expenses related to the registration of the Warrant Shares.

12.2      If a Registration Statement covering the Warrant Shares (i) is not filed with the SEC by the Company within forty-five (45) days after the date of the Request, or (ii) does not become effective within one hundred and fifty (150) days after the date of the Request and remain effective for the Registration Period (as hereinafter defined), the Company shall refund any and all costs and expenses related to the registration of the Warrant Shares previously paid by the Holder and the Company shall be liable for one hundred percent (100%) of such costs and expenses. The Company agrees that it will not challenge or dispute Holder’s remedies set forth in this Section by asserting that such remedies constitute a penalty or should otherwise not be enforced as written.

12.3     The Company shall use its best efforts to keep such Registration Statement continuously effective until the earlier of (A) the date on which all of the Warrant Shares have been sold, (B) the date on which all of the Warrant Shares become eligible for resale without volume limitations pursuant to Rule 144 under the Exchange Act and (C) the date on which the Holder notifies the Company that keeping the Registration Statement effective is unnecessary (the “Registration Period”). The Company shall promptly prepare and file with the SEC such amendments (including post-effective amendments) and supplements to such Registration Statement and any prospectus used in connection therewith, as may be necessary to keep such Registration Statement effective at all times until the expiration of the Registration Period. The Company shall pay fifty percent (50%) of all costs and expenses related to keeping such Registration Statement effective.

12.4     The Company shall, not less than three (3) business days prior to the filing of the Registration Statement or any related prospectus or any amendment or supplement thereto, (i) furnish to the Holder or any holder under this Agreement copies of the Registration Statement or prospectus proposed to be filed, which documents will be subject to the review of the Holder or any holder under this Agreement, and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to conduct a reasonable investigation. Furthermore, the Company shall advise the Holder or any holder under this Agreement, within two (2) business days: (x) after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceeding for that purpose, or any other order issued by any state securities commission or other regulatory authority suspending the qualification or exemption from qualification of any of the Warrant Shares under state securities or “blue sky” laws; and it will promptly use its best efforts to prevent the issuance of any stop order or other order or to obtain its withdrawal at the earliest possible moment if such stop order or other order should be issued; and (y) when the prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment thereto, when the same has become effective.

13.     Piggy-Back Registrations. If there is not an effective Registration Statement covering all of the Warrant Shares and the Company shall determine to prepare and file with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to the Holder written notice of such determination and, if within fifteen (15) calendar days after receipt of such notice, the Holder shall so request in writing, the Company shall include in such registration statement all or any part of the Warrant Shares such Holder requests to be registered, subject to customary underwriter cutbacks applicable to all holders of registration rights. To the extent not all of the Warrant Shares may be included for registration in the registration statement, as a result of the Commission’s application of Rule 415 under the Securities Act, priority in such registration statement will be given to the other Common Stock included therein in preference to the Warrant Shares except no preference shall be given to shares held by affiliates. The obligations of the Company under this Section may be waived by the Holder entitled to registration rights under this Section 13. The holders whose shares are included or required to be included in such registration statement are granted the same rights, benefits, liquidated or other damages and indemnification granted to other holders of securities included in such registration statement. Notwithstanding anything to the contrary herein, the registration rights granted to the Holder shall not be applicable for such times as such Warrant Shares may be sold by the Holder thereof without restriction pursuant to Section 144(b)(1) of the Securities Act. In no event shall the liability of the Holder or permitted successor in connection with any Warrant Shares included in any such registration statement be greater in amount than the dollar amount of the net proceeds actually received by such Holder upon the sale of the Warrant Shares sold pursuant to such registration or such lesser amount applicable to other holders of securities included in such registration statement.

14.    Severability. In case any one or more of the provisions hereof shall be invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

15.    Notices. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable overnight air courier service with charges prepaid, or (iv) transmitted by hand delivery or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice in accordance with this Section. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received), (b) on the first business day following the date of mailing by reputable overnight air courier service, fully prepaid, addressed to such address or (c) three (3) business days after in the mail or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company, to:

Comarco, Inc.

25541 Commercentre Drive

Lake Forest, CA 92630

Facsimile: (949) 599-1430

Attention: Tom Lanni, President and CEO

With a copy to (which copy shall not constitute notice):

Rutan & Tucker, LLP

611 Anton Blvd., Suite 1400

Costa Mesa, CA 92626

Facsimile: (714) 546-9035

Attention: Garett Sleichter

If to Holder:

Broadwood Partners, L.P.

c/o Broadwood Capital, Inc.

724 Fifth Avenue, 9th Floor

New York, NY 10019

Facsimile: (212) 508-5756
Attention: Neal C. Bradsher

With a copy to (which copy shall not constitute notice):

Lucosky Brookman LLP

33 Wood Avenue South, 6th Floor

Iselin, NJ 08830

Facsimile: (732) 395-4401

Attention: Joseph M. Lucosky, Esq. / Seth A. Brookman, Esq.

16.     Amendment and Waiver. No provision of this Warrant may be amended or otherwise modified except by a written document signed by the Company and Holder. No provision of this Warrant may be waived except by a written document executed by the party against whom the waiver is to be effective. A party’s failure to enforce any provision of this Warrant shall neither be construed as a waiver of such provision nor prevent the party from subsequently enforcing the same or any other provision of this Warrant.

17.     Law Governing This Warrant. This Warrant shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party hereto against the other concerning the transactions contemplated by this Warrant shall be brought only in the state courts of New York or in the federal courts located in the state and county of New York. The parties to this Warrant hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The Company and Holder waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Warrant or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Warrant by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

[Signature page follows]

IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

COMARCO, INC. By: /S/ THOMAS W. LANNI Name: Thomas W. Lanni Title: President and CEO

1

Exhibit A

FORM OF EXERCISE NOTICE

(to be signed only on exercise of Warrant)

TO: COMARCO, INC.

The undersigned, pursuant to the provisions set forth in the attached Warrant (No. A-___), hereby irrevocably elects to purchase (check applicable box):

___        ________ Shares of the Common Stock covered by such Warrant; or

___        the maximum number of Shares of Common Stock covered by such Warrant pursuant to the cashless exercise procedure set forth in Section 2 of the Warrant.

The undersigned herewith makes payment of the full exercise price for such Shares at the price per share provided for in the attached Warrant, which is $___________. Such payment takes the form of (check applicable box or boxes):

___        $__________ in lawful money of the United States; and/or

___        the cancellation of such portion of the attached Warrant as is exercisable for a total of _______ Shares of Common Stock (using a Fair Market Value of $_______ per share for purposes of this calculation); and/or

___        the cancellation of such number of Shares of Common Stock as is necessary, in accordance with the formula set forth in Section 2 of the Warrant, to exercise this Warrant with respect to the maximum number of Shares of Common Stock purchasable pursuant to the cashless exercise procedure set forth in Section 2 of the Warrant.

The undersigned requests that the certificates for such Shares be issued in the name of and delivered pursuant to DTC instructions below or to                                          whose address is                                                               .

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the attached Warrant shall be made pursuant to registration of the Common Stock under the 1933 Act, or pursuant to an exemption from registration under the 1933 Act.

DTC Instructions:

Dated:
(Signature must conform to name of holder as specified on the face of the Warrant)

(Address)

Exhibit B

FORM OF TRANSFEROR ENDORSEMENT

(To be signed only on transfer of Warrant)

For value received, the undersigned hereby sells, assigns and transfers unto the Person(s) named below under the heading “Transferees” the right represented by the attached Warrant to purchase the percentage and number of Shares of Common Stock of Comarco, Inc. to which the attached Warrant relates specified under the headings “Percentage Transferred” and “Number Transferred,” respectively, opposite the name(s) of such Person(s) and appoints each such Person Attorney to transfer its respective right on the books of Comarco, Inc. with full power of substitution in the premises.

Transferees	Percentage Transferred	Number Transferred

Dated:
(Signature must conform to name of holder as specified on the face of the warrant)

Signed in the presence of:

(Name)
(address)

ACCEPTED AND AGREED:
[TRANSFEREE]
(address)

(Name)